CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             INFINITE MACHINES CORP.

      The undersigned, being the President and Secretary of Infinite Machines Corp. (the "Corporation") hereby certify that:

      FIRST: The name of the Corporation is INFINITE MACHINES CORP.

      SECOND: The Certificate of Incorporation was filed with the Secretary of State on October 14,1986.

      THIRD: The Certificate of Incorporation is hereby amended to change the Corporation's name.

      FOURTH: To accomplish the foregoing amendment, Article FIRST is hereby amended and restated as follows:

            "FIRST: The name of the corporation (hereinafter called the "Corporation") is Infinite Group, Inc."

      FIFTH: The foregoing amendment was adopted by the directors and stockholders of the Corporation at duly called meetings of the board and stockholders, respectively, in accordance with the provisions of Section 242 of the General Corporation Law.


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

      IN WITNESS WHEREOF, this Certificate is subscribed as of this 31st day of December, 1997 by the undersigned who affirm under penalties of perjury that the statements contained herein are true and correct.



                                          ------------------------------
                                          Clifford G. Brockmyre, President


                                          ------------------------------
                                          Daniel Landi, Secretary


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